
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheet as of 6/30/96 and the related consolidated statement of earnings, cash flows and notes to consolidated financial statements for the six months ended 6/30/96 and is qualified in its entirety by reference to such financial statements and notes.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                              6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                          11,755
<SECURITIES>                                         0
<RECEIVABLES>                                  154,597
<ALLOWANCES>                                     4,531
<INVENTORY>                                    121,573
<CURRENT-ASSETS>                               308,209
<PP&E>                                         125,555
<DEPRECIATION>                                  37,396
<TOTAL-ASSETS>                                 677,524
<CURRENT-LIABILITIES>                          152,200
<BONDS>                                        353,945
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        250
<COMMON>                                         3,745
<OTHER-SE>                                     127,247
<TOTAL-LIABILITY-AND-EQUITY>                   677,524
<SALES>                                        210,724<F1>
<TOTAL-REVENUES>                               322,801
<CGS>                                          171,667<F1>
<TOTAL-COSTS>                                  275,964
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                   476<F2><F3>
<INTEREST-EXPENSE>                              11,145
<INCOME-PRETAX>                                  2,750
<INCOME-TAX>                                       825
<INCOME-CONTINUING>                              1,925
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     1,925
<EPS-PRIMARY>                                      .10
<EPS-DILUTED>                                      .10<F4>

<F1>See Note 3 of Notes to Consolidated Financial Statements.
<F2>The provision for doubtful accounts and notes is included with
Selling, General and Administrative Expenses in the Consolidated Statement of Earnings.
<F3>It also appears in the Consolidated Statement of Cash Flows under the title "Provision for losses on accounts receivables."
<F4>See Exhibit 11.


